WRITTEN CONSENT OF THE
                              BOARD OF DIRECTORS OF
                       TRANSAMERICA LIFE INSURANCE COMPANY

                                  June 13, 2008

The undersigned, being all of the Directors of Transamerica Life Insurance Company, an Iowa corporation (hereafter referred to as the "Company"), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8, of the Company's Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the
Company:


         RESOLVED, that the Board of Directors of the Company hereby approves the terms and form, in substantially the form which attached hereto and made a part of this Written Consent, of the Plan of Merger by and between Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance Company ("TLIC"), wherein TLIC will be the surviving corporation, and that the effective date of the merger will be October 1, 2008, or such later date as the appropriate regulatory authorities have approved such merger.

         FURTHER RESOLVED, that the Plan of Merger be submitted and recommended for approval to the sole shareholder of the Company.

         FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized to take such actions and execute such documents as they may deem necessary to effectuate the aforestated Agreement.

                         -----------------------------

         WHEREAS, it will be necessary to execute and file certain documents with the various state insurance departments to reflect the aforementioned merger; and

         WHEREAS, the Company desires to avoid having to adopt separate individual resolutions for each state in the future.

         NOW, THEREFORE, BE IT RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger of TOLIC into TLIC; and




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         FURTHER RESOLVED, that, if with respect to any state insurance department, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted by this Written Consent; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by this Written Consent.


This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Life Insurance Company as of the date first hereinabove set forth.


/s/ Brenda K. Clancy                /s/ Arthur C. Schneider
    Brenda K. Clancy                    Arthur C. Schneider

/s/ Kenneth Kilbane                /s/ Craig D. Vermie
    Kenneth Kilbane                    Craig D. Vermie

/s/ Mark W. Mullin
    Mark W. Mullin